                      AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS AMENDMENT is entered into as of January 21, 1998, among Main Street America Holdings, Inc. (the "Company"), National Grange Mutual Insurance Company ("NGM"), Main Street America Financial Corporation ("MSA Financial") and Fund American Enterprises Holdings, Inc. (the "Purchaser"), for the purpose of amending a Stock Purchase Agreement entered into as of November 1, 1996, among the parties identified above (the "Agreement").

         NGM, the Company, MSA Financial, and the Purchaser hereby agree to adopt the following amendments to the Agreement:

         1. Section 1 of the Agreement is amended to read in its entirety as follows:

                  1. Purchase and Sale of Stock. In reliance upon the representations and warranties made herein and subject to the terms and conditions hereof, (i) MSA Financial agrees to contribute to the Company, in consideration of the receipt of 50,747 shares of the $.01 par value common stock of the Company, all of the issued and outstanding stock held by MSA Financial in the following subsidiaries:
         Main Street America Capital Corporation ("MSA Capital"), Guilderland Reinsurance Company ("Guilderland"), and Old Dominion Insurance Company ("Old Dominion") (the forgoing subsidiaries, together with Main Street America Assurance Company ("MSAAC") being referred to collectively hereinafter as the "Subsidiaries"); (ii) the Company agrees to issue and the Purchaser agrees to buy 119,654 shares of the $.01 par value common stock of the Company at a price of $532.38 per share, for an aggregate purchase price of $63,701,396; and (iii) MSA Financial agrees to sell and the Purchaser agrees to buy from MSA Financial 11,833 shares of the $.01 par value common stock of the Company at a price of $532.38 per



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                                       2

         share, for an aggregate purchase price of $6,299,652.50. The shares of common stock to be purchased from the Company and from MSA Financial hereunder are hereinafter referred to collectively as the "Shares." The purchase price for all of the Shares will be subject to adjustment as of December 31, 1999, according to the procedure described in Exhibit 1 attached hereto and incorporated herein. The purchase will occur at a closing (the "Closing") to be held at 10:00 a.m. at the offices of the Company, 55 West Street, Keene, New Hampshire, on February 27, 1998, or at such other place or such other time or on such other date as the parties may mutually agree upon in writing (the "Closing Date"). Payment will be made by wire transfer to the account of the Company and of MSA Financial, against delivery to the Purchaser of a certificate or certificates representing the Shares.


         2. Section 2.2 of the Agreement is amended by (a) replacing the number 533,976 in the third line with the number 444,186; (b) deleting "MSA-ISS" and the related information from the table and changing the number of shares of Guilderland common stock shown in the table as being outstanding from 2,426,282 to 2,051,960; (c) in the second line after the table, inserting a period in place of the comma after the word "Subsidiary," and deleting the words "except for Guilderland" and the immediately following sentence; and (d) in the same paragraph, replacing the number 266,988 with the number 222,093.

         3. Section 2.7 is amended by changing the years 1994 and 1995, respectively, to 1995 and 1996, respectively, wherever they appear; by changing the year 1996 in the first paragraph to 1997; and by changing the dates March 31 and June 30, 1996 in the second paragraph to March 31, June 30, and September 30, 1997.



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                                       3

         4.    Section 2.9(c) is amended by changing the year 1996 to 1998.

         5.    Section 2.11 is amended by changing the year 1996 to 1998.

         6. Section 2.17 is amended by changing the date December 31, 1995 in the second line to September 30, 1997.

         7. Section 2.19 is amended by changing the years 1994, 1995 and 1996, respectively, to 1995, 1996 and 1997, respectively.

         8.    Section 2.21 is amended by changing the year 1996 to 1997.

         9.    Section 5.1(h) is amended by changing the year 1997 to 1998.

         10.   Section 5.1(i) is deleted.

         11. Section 5.2 is amended by inserting a comma and the words "MSA Financial's" after the word "NGM's" in the title, and by inserting the words "and MSA Financial's" after the word "Company's" in the second line.

         12. Section 5.3(a) is amended by changing the exhibit number from 7 to 5.

         13.   The following new section is inserted immediately after Section
6.3:

         6.4 Fee Upon Reduction in Pooling Percentage. For a period of ten years after the Closing Date, if at any time the aggregate percentage of premiums, expenses, and net retained business allocated to MSAAC and Old Dominion (together with any other companies then owned by the Company) under the Pooling Agreement decreases to an amount lower than 60 percent for any reason other than the mutual and voluntary agreement of the parties, MSA Financial will, upon written request from the Purchaser, pay to the Purchaser, in cash, an amount (the "Fee") determined according to the following formula:


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                                       4

                             $6.3 million x A = Fee

         For purposes of this formula, A represents a fraction equal to the number of days remaining in said ten-year period as of the time of such decrease, divided by the total number of days in the ten-year period.

         14.      Section 11.1(c) is amended by changing the year 1997 to 1998.

         15. Exhibit 1, Purchase Price Adjustment Formula, is amended by changing the text to read in its entirety as follows:

                  The purchase price will be subject to increase or decrease as of December 31, 1999, based on the results of an actuarial review of the June 30, 1997, developed loss reserves (loss reserves defined as reported case loss reserves and incurred but not reported loss reserves) for the consolidated intercompany pool. To the extent that the held loss reserve of $305,153,018 as of June 30, 1997, exceeds or is less than the requires loss reserves as of December 31, 1999, the purchase price will be increased or decreased. The increase or decrease in aggregate purchase price will be determined by the following formula:

             [(held loss reserve - required loss reserve)] x 0.0884.

         The required loss reserve will be determined by the Company as of December 31, 1999, with concurrence from Arthur Andersen & Co. The purchase price adjustment will be payable within thirty days after the determination of the purchase price adjustment, and payment will be in the same manner described in section 1 of the Agreement.

         16.      Exhibits 5 and 6 are deleted, and Exhibit 7 is renumbered as
Exhibit 5. Except as expressly stated above, all provisions of the Agreement will remain in effect


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                                        5

without modification.
                                     MAIN STREET AMERICA HOLDINGS, INC.


                                     By
                                       ---------------------------------------

                                     MAIN STREET AMERICA FINANCIAL
                                     CORPORATION


                                     By
                                       ---------------------------------------

                                     NATIONAL GRANGE MUTUAL INSURANCE
                                     COMPANY


                                     By
                                       ---------------------------------------

                                     FUND AMERICAN ENTERPRISES HOLDINGS,
                                     INC.


                                     By
                                       ---------------------------------------